Exhibit 99.3

F-FOUR, LLC

2009 UNIT INCENTIVE PLAN

RESTRICTED COMMON UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the F-Four, LLC 2009 Unit Incentive Plan (the “Plan”) and the Operating Agreement of F-Four, LLC shall have the same defined meanings in this Restricted Common Unit Award Agreement (the “Award Agreement”).

I. NOTICE OF GRANT OF RESTRICTED COMMON UNITS

Name:

Address:

The undersigned RSU Holder has been granted the right to receive an Award of Restricted Common Units, subject to the terms and conditions of the Plan, the Operating Agreement, and this Award Agreement, as follows:

Date of Grant

Vesting Commencement Date

Number of Restricted Common Units

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, any employment agreement with the RSU Holder or set forth below, the Restricted Common Units will vest in accordance with the following schedule:

•	33 1/3% of the total number of Restricted Common Units shall vest on the first anniversary of the Vesting Commencement Date; and

•	16 2/3% shall vest each six-month period thereafter over the following two (2) years, such that the Units shall be 100% vested on the third (3rd) anniversary of the Vesting Commencement Date.

In the event RSU Holder ceases to be a Service Provider for any or no reason before RSU Holder vests in the Restricted Common Units, the Restricted Common Units and RSU Holder’s right to acquire any Units hereunder will immediately terminate.

II. AGREEMENT

1. Grant of Restricted Common Units. The Administrator hereby grants to the RSU Holder named in the Notice of Grant of Restricted Common Units in Part I of this Award Agreement (“RSU Holder”) under the Plan, an Award of Restricted Common Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Company’s Obligation to Pay. Each Restricted Common Unit represents the right to receive a Unit (as defined in the Plan) on the date it vests. Unless and until the Restricted Common Units will have vested in the manner set forth in Section 4, RSU Holder will have no right to payment of any such Restricted Common Units. Prior to actual payment of any vested Restricted Common Units, such Restricted Common Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. RSU Holder’s Representations. In the event the Units have not been registered under the Securities Act at the time the Restricted Common Units are paid to RSU Holder, RSU Holder shall, if required by the Company, concurrently with the receipt of all or any portion of this Restricted Common Unit Award, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit A and execute the counterpart signature page to the Operating Agreement attached hereto as Exhibit B.

4. Vesting Schedule. Except as provided in Section 6, and subject to Section 7, the Restricted Common Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to RSU Holder continuing to be a Service Provider through each applicable vesting date.

5. Lock-Up Period. RSU Holder hereby agrees that RSU Holder shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Unit (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Unit (or other securities) of the Company held by RSU Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Unit (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

RSU Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Units (or other securities) of the Company, RSU Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Units (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. RSU Holder agrees that any transferee of the Restricted Common Unit Award or Units acquired pursuant to the Restricted Common Unit Award shall be bound by this Section 5.

6. Payment after Vesting. Subject to Section 10, any Restricted Common Units that vest will be paid to RSU Holder (or in the event of RSU Holder’s death, to his or her properly designated beneficiary or estate) in Units. Such vested Restricted Common Units shall be paid in Units as soon as practicable after vesting, but in each such case within the period ending no later than the later of (i) the end of the calendar year that includes the vesting date or (ii) the fifteenth (15th) day of the third (3rd) month following the vesting date. In no event will RSU Holder be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Common Units payable under this Award Agreement.

7. Forfeiture Upon Termination as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, if RSU Holder ceases to be a Service Provider for any or no reason, the then-unvested Restricted Common Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and RSU Holder will have no further rights thereunder.

8. Tax Consequences. RSU Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, RSU Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. RSU Holder understands that RSU Holder (and not the Company) shall be responsible for RSU Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

9. Death of RSU Holder. Any distribution or delivery to be made to RSU Holder under this Award Agreement will, if RSU Holder is then deceased, be made to RSU Holder’s designated beneficiary, or if no beneficiary survives RSU Holder, the administrator or executor of RSU Holder’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

10. Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the Company shall withhold the minimum amount required to be withheld for the payment of income, employment and other taxes which the Company determines must be withheld (the “Withholding Taxes”). The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit RSU Holder to satisfy such Withholding Taxes, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Withholding Taxes, (c) withholding the amount of such Withholding Taxes from RSU Holder’s paycheck(s), (d) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Withholding Taxes, or (e) selling a sufficient number of such Shares otherwise deliverable to RSU Holder through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Withholding Taxes. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to RSU Holder. If RSU Holder fails to make satisfactory arrangements for the payment of such Withholding Taxes hereunder at the time any applicable Restricted Common Units otherwise are scheduled to vest pursuant to Sections 4 or 6, RSU Holder will permanently forfeit such Restricted Common Units and any right to receive Shares thereunder and the Restricted Common Units will be returned to the Company at no cost to the Company. RSU Holder acknowledges and agrees that the Company may refuse to deliver the Shares if such Withholding Taxes are not delivered at the time they are due.

11. Rights as Member. Until the issuance of the Units (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive allocations of profits or losses or any other rights as a Member shall exist with respect to the Shares. Neither RSU Holder nor any person claiming under or through RSU Holder will have any of the rights or privileges of a Member of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to RSU Holder. After such issuance, recordation, and delivery, RSU Holder will have all the rights of a Member of the Company with respect to voting such Shares and receipt of profits and distributions on such Shares.

12. No Guarantee of Continued Service. RSU HOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED COMMON UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED COMMON UNIT AWARD OR ACQUIRING UNITS HEREUNDER. RSU HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH RSU HOLDER’S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE RSU HOLDER’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

13. Grant is Not Transferable. Except to the limited extent provided in Section 9, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

14. Company’s Right of First Refusal. Before any Shares held by RSU Holder or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), and subject to Section 13 above, the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 14 (the “Right of First Refusal”).

a. Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

b. Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

c. Purchase Price. The purchase price (“Right of First Refusal Price”) for the Shares purchased by the Company or its assignee(s) under this Section 14 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

d. Payment. Payment of the Right of First Refusal Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

e. Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 14, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 14 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

f. Exception for Certain Family Transfers. Anything to the contrary contained in this Section 14 notwithstanding, the transfer of any or all of the Shares during RSU Holder’s lifetime or on RSU Holder’s death by will or intestacy to RSU Holder’s immediate family or a trust for the benefit of RSU Holder’s immediate family shall be exempt from the provisions of this Section 14. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Award Agreement, including but not limited to this Section 14, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 14.

g. Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Company common stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded, or (iii) such other date as may he provided in the Operating Agreement.

15. Restrictive Legends and Stop-Transfer Orders.

a. Legends. RSU Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED COMMON UNIT AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF

THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

b. Stop-Transfer Notices. RSU Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

c. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon RSU Holder and his or her heirs, executors, administrators, successors and assigns.

17. Governing Law; Severability. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.

18. Code Section 409A. Notwithstanding anything to the contrary in this Agreement and/or the Plan, if the Company reasonably determines that Section 409A of the Code will result in the imposition of additional tax with respect to the settlement of the Restricted Common Units on account of the RSU Holder’s separation from service (as defined in Section 409A of the Code), the Shares (and/or at the election of the RSU Holder the cash received from the sale of the Shares underlying the vested Restricted Common Units) will not be paid to the RSU Holder until the date six (6) months and one (1) day following the date of the RSU Holder’s separation from service.

19. Entire Agreement. The Plan and the Operating Agreement are incorporated herein by reference. The Plan, Operating Agreement, and this Award Agreement (including the exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and RSU Holder with respect to the subject matter hereof, and may not be modified adversely to the RSU Holder’s interest except by means of a writing signed by the Company and RSU Holder.

RSU HOLDER:	F-FOUR, LLC

By:
Signature

Name:
Print Name	Title:
Residence Address:

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

RSU HOLDER	:

COMPANY	:	F-FOUR, LLC

SECURITY	:

AMOUNT	:

DATE	:

In connection with the receipt of the above-listed Securities, the undersigned RSU Holder represents to the Company the following:

a. RSU Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. RSU Holder is acquiring these Securities for investment for RSU Holder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

b. RSU Holder acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of RSU Holder’s investment intent as expressed herein. In this connection, RSU Holder understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if RSU Holder’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. RSU Holder further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. RSU Holder further acknowledges and understands that the Company is under no obligation to register the Securities. RSU Holder understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

c. RSU Holder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Restricted Common Unit to RSU Holder, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Restricted Common Unit, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3), and (4) of the paragraph immediately above.

d. RSU Holder further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. RSU Holder understands that no assurances can be given that any such other registration exemption shall be available in such event.

RSU HOLDER

Signature

Print Name

Date

EXHIBIT B

COUNTERPART SIGNATURE PAGE

F-FOUR, LLC

OPERATING AGREEMENT

Instrument of Adherence

The undersigned hereby joins in and agrees to be bound by all the terms and provisions of the Operating Agreement, dated as of April 9, 2009, as further amended from time to time, and shall for all purposes be deemed to be a Member thereunder.

Executed on this      day of             ,             .

Name:
Address: